EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT dated as of June 20, 1995, between MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), MEDIQ/PRN Life Support Services, Inc., a Delaware corporation, and PRN Holdings, Inc., a Delaware corporation (together "MEDIQ/PRN"), and Jay M. Kaplan (the "Executive").

                                   BACKGROUND

         WHEREAS, Executive is currently the Senior Vice President and Chief Financial Officer of MEDIQ/PRN; and

         WHEREAS, MEDIQ recognizes, in addition to Executive's other duties, the significant responsibility of Executive with respect to assisting in the possible sale MEDIQ/PRN; and

         WHEREAS, MEDIQ acknowledges and recognizes that it would serve the best interests of MEDIQ to assure itself of the continued employment of the Executive as Senior Vice President and Chief Financial Officer of MEDIQ/PRN and the assistance of Executive in maximizing the value received for MEDIQ/PRN in any potential sale and that the compensation provided for herein represents the fair value of the services to be provided by Executive with respect to maximizing such value and with respect to the other services to be provided hereunder; and

         WHEREAS, MEDIQ/PRN acknowledges and recognizes that it will receive significant benefit from Executive continuing his employment with MEDIQ/PRN; and

         WHEREAS, Executive desires to continue his employment with MEDIQ/PRN and to render services to MEDIQ (while it owns MEDIQ/PRN) and MEDIQ/PRN on the terms and conditions provided in this Agreement.

                  NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending, to be legally bound hereby, the parties hereto agree as follows:


SECTION 1.  CAPACITY AND DUTIES

                  1.1 Employment; Acceptance of Employment. MEDIQ/PRN hereby employs Executive and Executive hereby accepts employment by MEDIQ/PRN for the period and upon the terms and conditions hereinafter set forth.

                  1.2  Capacity and Duties.

                           (a)      Executive shall be employed by MEDIQ/PRN as
the Senior Vice President and Chief Financial Officer of MEDIQ/PRN and shall perform such other executive duties and shall have such executive authority, consistent with his position as may from time to time be specified by the President of MEDIQ/PRN. From the date hereof until a Sale Event (as hereinafter defined) occurs or any such sale or divestiture is finally abandoned by the Board, Executive shall report directly and exclusively to the Board of Directors of MEDIQ or any duly authorized committee thereof having authority over such proposed sale or divestiture. Following any Sale Event or abandonment of such sale or divestiture by the Board, Executive shall report as to all matters hereunder to the President of MEDIQ/PRN.

                           (b)     Executive shall devote his full working time,
energy, skill and best efforts to the performance of his duties hereunder, in a manner which will faithfully and diligently further the business and interests of MEDIQ and MEDIQ/PRN, and shall not be employed by or participate or engage in or be a part of in any manner the management or operation of any business enterprise other than MEDIQ or MEDIQ/PRN without the prior written consent of the Board, which consent may be granted or withheld in its sole discretion.


SECTION 2.  TERM OF EMPLOYMENT

                  2.1 Term. The initial term of Executive's employment hereunder shall be eighteen months commencing on the date hereof and shall thereafter automatically be renewed from year to year unless and until either party shall give notice of his or its election to terminate Executive's employment at least 60 days prior to the end of the then-current term, unless earlier terminated as hereinafter provided. Such initial term, and each renewal term are hereafter referred to collectively as the "Contract Period."


SECTION 3.  COMPENSATION

                  3.1  Basic Compensation.

                           As compensation for Executive's services
hereunder, MEDIQ/PRN shall pay to Executive a salary at the annual rate of $165,000 (the "Base Salary"). Such Base Salary shall be payable in accordance with MEDIQ/PRN's regular payroll practices in effect from time to time. Such Base Salary shall be subject to increase based on normal periodic merit review by the Compensation Committee of the Board of Directors of MEDIQ (the "Compensation Committee") in accordance with the corporate policies of MEDIQ and MEDIQ/PRN (such annual base salary, including the foregoing adjustments, if any, is hereinafter referred to as the "annual base salary").

                  3.2 Performance Bonus. During the Contract Period, Executive shall be entitled to receive an annual performance bonus in accordance with the corporate bonus plan and policies of MEDIQ/PRN as approved by the Compensation Committee.

                  3.3 Employee Benefits. In addition to the compensation provided for in Section 3.1, Executive shall be entitled during the term of his employment to participate in all of MEDIQ/PRN's employee benefit plans and benefit programs as may from time to time be provided for other employees of MEDIQ/PRN whose duties, responsibilities, and compensation are reasonably comparable to those of Executive. If Executive becomes a participant in any employee benefit plan, practice or policy of MEDIQ/PRN or its affiliates, Executive shall be given credit under such plan for all service in the employ of MEDIQ/PRN and any predecessors thereto or affiliates thereof prior to the date hereof, for purposes of eligibility and vesting, benefit accrual and for all other purposes for which such service is either taken into account or recognized under the terms of such plan, practice or policy.

                  3.4 Vacation. Executive shall be entitled to vacations which shall not be less than the annual vacation period to which Executive is presently entitled.

                  3.5 Expense Reimbursement. During the term of his employment, MEDIQ/PRN shall reimburse Executive for all reasonable expenses incurred by him in accordance with its regular reimbursement policies as in effect from time to time and upon receipt of itemized vouchers therefor and such other supporting information as MEDIQ/PRN may reasonably require.

                  3.6  Transaction Compensation.

                         (a)      If, during the term of this Agreement, a Sale
Event (as hereafter defined) occurs, Executive shall be entitled to receive a one-time bonus calculated as provided in paragraph (b) below. For the purposes of this Agreement, a "Sale Event" means any sale or divestiture of MEDIQ/PRN, including a sale of substantially all of its stock (including through merger, tender, exchange or otherwise) or assets, in either case in one or more related transactions. Executive's bonus shall be paid in cash within 30 days after the consummation of a Sale Event.

                         (b)      Executive's bonus payable upon a Sale Event
shall equal the sum of (i) .025% of the aggregate purchase price paid for MEDIQ/PRN up to a maximum aggregate purchase price of $375,000,000 plus (ii) if the aggregate purchase price paid for

MEDIQ/PRN exceeds $375,000,000, .15% of any purchase price in excess of $375,000,000. For purposes of calculating the bonus, the aggregate purchase price shall equal the sum of (x) the total cash consideration paid for MEDIQ/PRN (including, without limitation, in respect of any warrants or other security of MEDIQ or MEDIQ/PRN), plus (y) the fair market value of any securities or other property received as consideration for MEDIQ/PRN (including, without limitation, in respect of any warrants or other security of MEDIQ or MEDIQ/PRN), plus (z) the aggregate amount (including without limitation, accrued but unpaid interest and the unpaid amount of any capital leases) of any aggregate liabilities of MEDIQ/PRN assumed or refinanced by the purchaser in connection with the completion of the acquisition, other than current liabilities taken into account in computing the working capital of MEDIQ/PRN (except for current liabilities for indebtedness for money borrowed (including accrued but unpaid interest or capital leases)). The aggregate purchase price on which Executive's bonus is to be calculated is hereafter called "Enterprise Value" of MEDIQ/PRN. In the event of any dispute between Executive and MEDIQ regarding the Enterprise Value of MEDIQ/PRN on which Executive's bonus shall be calculated, the Board and Executive shall select an investment banking firm, reasonably acceptable to each of them, to make the determination of the Enterprise Value of MEDIQ/PRN. The fees and expenses of the investment banking firm incurred in making such determination shall be borne by MEDIQ, unless the investment banking firm shall determine that the Executive's position regarding the calculation of Enterprise Value was unreasonable under the circumstances, in which case such fees and expenses shall be shared equally between MEDIQ and Executive.

                         (c)      Executive acknowledges that a Sale Event may
not occur, that the Board may determine not to pursue a Sale Event, that such a transaction can occur only upon proper authorization of the Board, or a duly constituted committee thereof, and accordingly there can be no assurance that any bonus will become payable to Executive under this Section.

                         (d)      In the event that MEDIQ/PRN is sold or deemed
sold as part of an overall transaction involving the sale or other divestiture of all of MEDIQ and/or its other partly or wholly owned subsidiaries, Executive's bonus shall be paid based on the Enterprise Value of MEDIQ/PRN implicit in such transaction if such Enterprise Value is readily ascertainable. If the Enterprise Value of MEDIQ/PRN is not readily ascertainable in such transaction, and the parties are unable to agree on the portion of the purchase price representing the Enterprise Value of MEDIQ/PRN on which Executive's bonus shall be calculated, the Board and Executive shall select an investment banking firm reasonably acceptable to each of them, to make such determination. The expenses of the investment banking firm incurred in making such determination shall be borne by MEDIQ, unless the investment banking firm shall determine that the Executive's position regarding the calculation of Enterprise Value was unreasonable under the circumstances, in which case such fees and expenses shall be shared equally between MEDIQ and Executive.


SECTION 4.  TERMINATION OF EMPLOYMENT

                  4.1 Death of Executive. Executive's employment hereunder shall immediately terminate upon his death, upon which MEDIQ/PRN shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) earned or accrued as of the date of Executive's death in accordance with generally accepted accounting principles ("GAAP").

                  4.2 Disability of Executive. If Executive, in the reasonable opinion of a physician selected by the Board, is unable, for any reason, to perform his duties hereunder for a period of 180 consecutive days then the Board shall have the right to terminate Executive's employment upon 30 days' prior written notice to Executive at any time during the continuation of such inability, in which event MEDIQ/PRN shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) earned or accrued under this Agreement as of the date of such termination in accordance with GAAP.

                  4.3 Termination for Cause. Executive's employment shall terminate immediately upon notice that MEDIQ/PRN is terminating Executive for "cause" (as defined herein), in which event MEDIQ/PRN shall not thereafter be obligated to make any further payments hereunder other than amounts (including salary, bonuses, expense reimbursement, etc.) earned or accrued under this Agreement as of the date of such termination in accordance with GAAP. As used herein "cause" shall include, without limitation the following, not corrected after notice and a reasonable opportunity to cure:

                                   (i)    dishonestly;

                                   (ii)   fraud, theft or misappropriation or,
embezzlement of MEDIQ or MEDIQ/PRN's funds;

                                   (iii)  conviction of any felony, crime
involving fraud or misrepresentation, or of any other crime (whether or not connected with his employment) the effect of which is likely to adversely affect MEDIQ, MEDIQ/PRN or their affiliates;

                                    (iv)   material breach of Executive's
obligations under this Agreement;

                                    (v)    repeated and consistent failure of
Executive to be present at work during normal business hours unless the absence is because of a disability determined pursuant to Section 4.2;

                                    (vi)   willful violation of any express
direction or any rule or regulation established by the Board;

                                    (vii)  gross incompetence in the performance
of, or gross neglect of, Executive's duties hereunder;

                                    (viii)  illegal possession or use of any
controlled substance; or

                                     (ix)   use of alcohol or other drugs which
interferes with the performance by Executive of his duties.

                  4.4  Termination Without Cause.

                           (a)      In the event

                                     (i)   Executive's employment is terminated
by MEDIQ/PRN for any reason other than cause or the death or disability of Executive; or

                                     (ii)   this Agreement is not renewed by
MEDIQ/PRN at the end of any Contract Period on terms and conditions no less favorable to Executive than those in effect at such time, MEDIQ/PRN shall immediately pay Executive all amounts due under Section 3.1, 3.2, 3.3 and 3.4 (including Base Salary, Executive Benefits, expense reimbursements and compensation for unused vacation time) earned or accrued as of the date of such termination in accordance with GAAP. In such event, Executive shall also continue to receive his then current Base Salary and employee benefits from MEDIQ/PRN for eighteen months following the date of termination. Upon making such payments, MEDIQ and MEDIQ/PRN shall have no further obligation to Executive hereunder.


SECTION 5.  RESTRICTIVE COVENANTS

                  5.1 Confidentiality. Executive acknowledges a duty of confidentiality owed to MEDIQ and MEDIQ/PRN and shall not, at any time during or after his employment by MEDIQ/PRN, retain in writing, use, divulge, furnish, or make accessible to anyone, without the express authorization of the Board, any trade secret, private or confidential information or knowledge of MEDIQ, MEDIQ/PRN or any of their affiliates obtained or acquired by him while so employed. All computer software, telephone lists, customer lists, price lists, contract forms, catalogs, books, records, and files acquired while an employee of MEDIQ/PRN, are acknowledged to be the property of MEDIQ/PRN and shall not be duplicated, removed from MEDIQ/PRN's possession or made use of other than in pursuit of MEDIQ/PRN's business and, upon termination of employment for any reason, Executive shall deliver to MEDIQ/PRN, without further demand, all copies thereof which are then in his possession or his control.

                  5.2 Inventions and Improvements. During the term of his employment, Executive shall promptly communicate to MEDIQ/PRN all ideas, discoveries and inventions which are or may be useful to MEDIQ/PRN or its business. Executive acknowledges that all ideas, discoveries, inventions, and improvements which are made, conceived, or reduced to practice by him and every item of knowledge relating to MEDIQ/PRN's business interests (including potential business interests) gained by him during his employment hereunder are the property of MEDIQ/PRN, and Executive hereby irrevocably assigns all such ideas, discoveries, inventions, improvements, and knowledge to MEDIQ/PRN for its sole use and benefit, without additional compensation. The provisions of this Section shall apply whether such ideas, discoveries, inventions, improvements or knowledge are conceived, made or gained by him alone or with others, whether during or after usual working hours, whether on or off the job, whether applicable to matters directly or indirectly related to MEDIQ/PRN's business interests (including potential business interests), and whether or not within the specific realm of his duties. Executive shall, upon request of MEDIQ/PRN, at any time during or after his employment with MEDIQ/PRN, sign all instruments and documents requested by MEDIQ/PRN and otherwise cooperate with MEDIQ/PRN to protect its right to such ideas, discoveries, inventions, improvements, and knowledge, including applying for, obtaining, and enforcing patents and copyrights thereon in any and all countries.

                  5.3  Injunctive and Other Relief.

                           (a)      Executive acknowledges and agrees that the
covenants contained herein are fair and reasonable in light of the consideration paid hereunder, and that damages alone shall not be an adequate remedy for any breach by Executive of his covenants contained herein and accordingly expressly agrees that, in addition to any other remedies which MEDIQ/PRN may have, MEDIQ/PRN shall be entitled to injunctive relief in any court of competent jurisdiction for any breach or threatened breach of any such covenants by Executive. Nothing contained herein shall prevent or delay MEDIQ/PRN from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by Executive of any of its obligations hereunder.

                           (b)      Notwithstanding the equitable relief
available to MEDIQ/PRN, the Executive, in the event of a breach of his covenants contained in Section 5 hereof, understands and agrees that the uncertainties and delay inherent in the legal process would result in a continuing breach for some period of time, and therefore, continuing injury to MEDIQ/PRN until and unless MEDIQ/PRN can obtain such equitable relief. Therefore, in addition to such equitable relief, MEDIQ/PRN shall be entitled to monetary damages for any such period of breach until the termination of such breach, in an amount deemed reasonable to cover all actual and consequential losses, plus all monies received by Executive as a result of said breach and all costs and attorneys' fees incurred by MEDIQ/PRN in enforcing this Agreement. If Executive should use or reveal to any other person or entity any confidential information, this will be considered a continuing violation on a daily basis for so long a period of time as such confidential information is made use of by Executive or any such other person or entity.


SECTION 6.  MISCELLANEOUS

                  6.1  Arbitration.

                           (a)      All disputes arising out of or relating to
this Agreement which cannot be settled by the parties shall promptly be submitted to and determined by a single arbitrator in Philadelphia, Pennsylvania, pursuant to the rules and regulations then obtaining of the American Arbitration Association; provided that nothing herein shall preclude MEDIQ or MEDIQ/PRN from seeking, in any court of competent jurisdiction, damages, specific performance or other equitable remedies in the case of any breach or threatened breach by Executive of Section 5 hereof. The decision of the arbitrator shall be final and binding upon the parties, and judgement upon such decision may be entered in any court of competent jurisdiction.

                           (b)      Discovery shall be allowed pursuant to the
intendment of the United States Federal Rules of Civil Procedure and as the arbitrators determine appropriate under the circumstances.

                           (c)      Such arbitrator shall be required to apply
the contractual provisions hereof in deciding any matter submitted to it and shall not have any authority, by reason of this Agreement or otherwise, to render a decision that is contrary to the mutual intent of the parties as set forth in this Agreement.

                  6.2 Prior Employment. Executive represents and warrants that he is not a party to any other employment, non-competition or other agreement or restriction which could interfere with his employment with MEDIQ/PRN or his or MEDIQ/PRN's rights and obligations hereunder; and that his execution of this Agreement and the performance of his duties hereunder will not breach the provisions of any contract, agreement, or understanding to which is party or any duty owed by him to any other person.

                  6.3 Severability. The invalidity or unenforceability of any particular provision or part of any provision of this Agreement shall not affect the other provisions or parts hereof. If any provision hereof is determined to be invalid or unenforceable by a court of competent jurisdiction, Executive shall negotiate in good faith to provide MEDIQ and MEDIQ/PRN with protection as nearly equivalent to that found to be invalid or unenforceable and if any such provision shall be so determined to be invalid or unenforceable by reason of the duration or geographical scope of the covenants contained therein, such duration or geographical scope, or both, shall be considered to be reduced to a duration or geographical scope to the extent necessary to cure such invalidity.

                  6.4 Assignment. This Agreement shall not be assignable by Executive, and shall be assignable by MEDIQ or MEDIQ/PRN only to any person or entity which may become a successor in interest (by purchase of assets or stock, or by merger, or otherwise) to MEDIQ or MEDIQ/PRN in the business or a portion of the business presently operated by it. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors, assigns, heirs, executors and administrators.

                  6.5 Notices. All notices hereunder shall be in writing and shall be sufficiently given if hand-delivered, sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested or by telegram, fax or telecopy (confirmed by U.S. mail), receipt acknowledged, addressed as set forth below or to such other person and/or at such other address as may be furnished in writing by any party hereto to the other. Any such notice shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor, in all other cases. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given as provided in this Agreement; provided that nothing herein shall be deemed to affect the right of any party to serve process in (any other manner permitted by law.

                           (a) If to MEDIQ or MEDIQ/PRN:

                           MEDIQ Incorporated
                           One MEDIQ Plaza
                           Pennsauken, NJ 08110-1460
                           Tel: (609) 665-9300
                           Fax: (609) 486-4725

                           Attention: Michael J. Rotko, Esq.

                           With a copy to:

                           Drinker Biddle & Reath
                           1100 Philadelphia National Bank Building
                           Broad and Chestnut Streets
                           Philadelphia, PA  19107
                           Tel:  (215) 988-2700
                           Fax:  (215) 988-2757

                           Attention:  William M. Goldstein, Esq.

                           (b) If to Executive:

                           Jay M. Kaplan
                           1372 Indian Creek Dr.
                           Wynnewood, PA  19096

                           With a copy to:

                           -------------------------------

                           -------------------------------

                           -------------------------------


                  6.6 Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and understandings with respect thereto. Any amendment, modification, or waiver of this Agreement shall not be effective unless in writing. Neither the failure nor any delay on the part of any party to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of any right, remedy, power, or privilege with respect to any other occurrence.

                  6.7 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the internal laws of the State of New Jersey (and United States federal law, to the extent applicable), without giving effect to otherwise applicable principles of conflicts of law.

                  6.8 Headings; Counterparts. The headings of paragraphs in this Agreement are for convenience only and shall not affect its interpretation. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same Agreement.

                  6.9 Further Assurances. Each of the parties hereto shall execute such further instruments and take such other actions as any other party shall reasonably request in order to effectuate the purposes of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          MEDIQ Incorporated


                                          By:/s/ Michael J. Rotko
                                             --------------------------------
                                             Michael J. Rotko, Esq.


                                          MEDIQ/PRN Life Support Services, Inc.


                                          By:/s/ Thomas Carroll
                                             ---------------------------------
                                             Thomas Carroll


                                          PRN Holdings, Inc.


                                          By:/s/ Thomas Carroll
                                             ---------------------------------
                                             Thomas Carroll



                                             /s/ Jay M. Kaplan
                                             ---------------------------------
                                             Jay M. Kaplan